Exhibit 21.1

NAME OF SUBSIDIARY	STATE OF ORGANIZATION

Asheville Mobile MRI Services, LLC	North Carolina
Berwyn Magnetic Resonance Center, L.L.C.	Illinois
Comprehensive Medical Imaging, Inc.	Delaware
Comprehensive Medical Imaging Centers, Inc.	Delaware
Comprehensive Medical Imaging-Bakersfield, Inc.	Delaware
Comprehensive Medical Imaging-Biltmore, Inc.	Delaware
Comprehensive Medical Imaging-Fairfax, Inc.	Delaware
Comprehensive Medical Imaging-Fremont, Inc.	Delaware
Comprehensive Medical Imaging-San Francisco, Inc.	Delaware
Comprehensive OPEN MRI-Carmichael/Folsom, LLC	California
Comprehensive OPEN MRI-East Mesa, Inc.	Delaware
Comprehensive OPEN MRI-Garland, Inc	Delaware
Connecticut Lithotripsy, LLC	Connecticut
Diagnostic Solutions Corp.	Delaware
Dublin Diagnostic Imaging, LLC	Ohio
Encinitas Imaging Center, LLC	California
Garfield Imaging Center, Ltd.	California
Granada Hills Open MRI, LLC	California
IMI of Arlington, Inc.	Delaware
IMI of Kansas City, Inc.	Delaware
InSight Health Corp.	Delaware
InSight Health Services Corp.	Delaware
InSight Imaging Services Corp.	Delaware
InSight-Premier Health, LLC	Maine
InSight ProScan, LLC	Ohio
Jefferson MRI	Texas
Jefferson MRI-Bala	Texas
Kessler Imaging Associates, LLC	New Jersey
Lockport MRI, LLC	New York
Los Gatos Imaging Center	Texas
Maxum Health Corp.	Delaware
Maxum Health Services Corp.	Delaware
Maxum Health Services of Dallas, Inc.	Texas
Maxum Health Services of North Texas, Inc.	Texas
Mesa MRI	Texas
Mountain View MRI	Texas
MRI Associates, L.P.	Indiana
NDDC, Inc.	Texas
Open MRI, Inc.	Delaware
Orange County Regional PET Center-Irvine, LLC	California
Parkway Imaging Center, LLC	Nevada
Phoenix Regional PET Center-Thunderbird, LLC	Arizona
Radiosurgery Centers, Inc.	Delaware
Rainbow Imaging, LLC	New York
San Fernando Valley Regional PET Center, LLC	California

Signal Medical Services, Inc.	Delaware
St. John’s Regional Imaging Center, LLC	California
Sun Coast Imaging Center, LLC	Florida
Syncor Diagnostics Bakersfield, LLC	California
Syncor Diagnostics Sacramento, LLC	California
TME Arizona, Inc	Texas
Valencia MRI, LLC	California
Wilkes-Barre Imaging, L.L.C.	Pennsylvania
Woodbridge MRI	Texas